UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2006

RCN Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16805	22-3498533
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

196 Van Buren Street
Herndon, VA 20170
(Address of principal executive offices, including zip code)

(703) 434-8200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K fling is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into of a Material Definitive Agreement.

On May 25, 2006, RCN Corporation (collectively, with its direct and indirect subsidiaries, “RCN”) entered into a restricted stock agreement with each of its independent directors, Michael E. Katzenstein, Theodore H. Schell, Benjamin C. Duster, IV, Lee S. Hillman, and Daniel Tseung, pursuant to which each such independent director received a grant of 10,000 restricted shares of RCN common stock. Each such grant of restricted stock was made pursuant to the RCN Corporation 2005 Stock Compensation Plan, and vests ratably on each January 1, 2007, 2008, and 2009.

The restricted stock agreements are attached as Exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 10.1	Restricted Stock Agreement, dated as of May 25, 2006, by and between RCN Corporation and Michael E. Katzenstein

Exhibit 10.2	Restricted Stock Agreement, dated as of May 25, 2006, by and between RCN Corporation and Theodore H. Schell

Exhibit 10.3	Restricted Stock Agreement, dated as of May 25, 2006, by and between RCN Corporation and Benjamin C. Duster, IV

Exhibit 10.4	Restricted Stock Agreement, dated as of May 25, 2006, by and between RCN Corporation and Lee S. Hillman

Exhibit 10.5	Restricted Stock Agreement, dated as of May 25, 2006, by and between RCN Corporation and Daniel Tseung

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCN CORPORATION

By:	/s/ Michael T. Sicoli
Name: Michael T. Sicoli
Title: Executive Vice President and Chief Financial Officer

Date: May 30, 2006